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                                                                  Exhibit 10.25

                    AMENDED AND RESTATED CONSULTING AGREEMENT

         THIS AMENDED AND RESTATED CONSULTING AGREEMENT (the "Agreement"), dated as of March 1, 1996, between BROOKE GROUP LTD., a Delaware corporation with its principal office at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("BGL"), and HOWARD M. LORBER, an individual with an address at 70 East Sunrise Highway, Suite 411, Valley Stream, New York 11581 ("Consultant").

                              W I T N E S S E T H :

         WHEREAS, Consultant has been furnishing consulting services to BGL pursuant to the Consulting Agreement, dated as of January 1, 1994, by and between the parties, as modified by a Modification to Consulting Agreement, dated as of January 25, 1995, and as amended and restated by an Amended and Restated Consulting Agreement, dated as of January 1, 1996 (the Agreement, as so amended and restated, hereinafter referred to as the "Consulting Agreement"); and

         WHEREAS, the parties desire to amend and restate the Consulting Agreement in its entirety pursuant to the terms and conditions embodied herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, BGL and Consultant agree as follows:

         1. Subject to the terms and conditions of this Agreement, BGL hereby retains Consultant for the period commencing on the date hereof and ending on December 31, 1996 (the "Initial Term"), or such earlier date as this Agreement is terminated pursuant to Paragraph 5 hereof, and Consultant hereby agrees to use such time and effort during such period as shall be reasonably required, to perform such consulting services as and when may be reasonably requested by BGL or any subsidiary or affiliate thereof from time to time (the "Consulting Services"). Notwithstanding anything embodied herein to the contrary, upon expiration of the Initial Term, the term of this Agreement shall automatically be extended on a month-to-month basis, upon the terms and conditions set forth herein (other than those set forth in Section 5(a) hereof) unless written notice of termination for any reason is given by either party at least 5 calendar days prior to the expiration of such month. BGL acknowledges that Consultant is engaged in substantial business activities unrelated to BGL, its subsidiaries or affiliates, and that Consultant shall be required to perform Consulting Services only to the extent that they do not substantially interfere with such other business activities.

         2. BGL shall pay Consultant a fee of $30,000 per month during the Initial Term or any extension thereof (the "Base Fee"), and shall reimburse Consultant for his out-of-pocket expenses reasonably incurred in the course of performing the Consulting Services (subject to compliance with BGL's customary procedures for documenting and obtaining approval for such expenses in effect from time to time). The Base Fee shall be payable monthly in arrears no later than the 10th day of each month. BGL shall periodically review such Base Fee and may increase it from time to time, in its sole discretion.


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         3. Consultant will furnish BGL with written reports summarizing the
Consulting Services performed by Consultant and such other information as BGL shall from time to time reasonably request.

         4. In addition to the Base Fee, Consultant received a grant of 500,000 shares of common stock, $.10 par value per share (the "Common Stock"), of BGL in or about July, 1994 pursuant to the Consulting Agreement (the "Grant"). Upon its issuance to Consultant, pursuant to the Grant, the Common Stock was validly issued, fully paid, and nonassessable. 250,000 of such shares of Common Stock vested as the date of grant while the balance of the shares shall vest on the third anniversary of such date, subject to the conditions of this Paragraph 4. Notwithstanding anything embodied in this Agreement to the contrary, BGL shall pay to the Consultant within ten (10) calendar days of the payment of a dividend or other distribution in respect of its Common Stock, an amount equal to the product of (x) the amount of such dividend expressed on a per share of Common Stock basis and (y) the amount of the shares of Common Stock subject to the Grant on the date such dividend is declared, which amount may be paid in cash or other property. Any amount of a dividend or other distribution pertaining to the unvested portion of the Grant shall be deposited into escrow until such time as such portion of the Grant has vested. If, for any reason, this Agreement is terminated prior to expiration of the Initial Term pursuant to Paragraph 5 hereof, any shares of Common Stock subject to the Grant which have not vested as of the effective date of such termination shall not vest and Consultant shall have no rights with respect thereto. Consultant understands and agrees that each certificate for such Common Stock shall bear the following legend until (i) such Common Stock shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel for BGL, such Common Stock may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or similar securities laws:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED FOR RESALE BY THE BENEFICIAL HOLDER HEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 33-63119). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED OR SOLD ONLY
         (I) SO LONG AS THE REGISTRATION STATEMENT RELATING THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND A CURRENT PROSPECTUS RELATING TO THE OFFERING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS AVAILABLE, OR (II) IN THE OPINION OF COUNSEL FOR BGL, SUCH COMMON STOCK MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAWS."

         In addition to the foregoing, BGL may, in its sole discretion, pay Consultant bonuses from time to time, including a cash bonus of $80,000 in December 1995.

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         5. (a) This Agreement may be terminated during the Initial Term by either party upon not less than thirty (30) days' prior written notice to the other party. If during the Initial Term, Consultant shall be unable to perform his duties hereunder on account of illness, disability or other incapacity, and such illness, disability or other incapacity shall continue for a period of more than sixty (60) consecutive days or for ninety (90) days during any one hundred eighty (180) day period, BGL shall thereafter have the right, on not less than two (2) weeks' prior written notice to Consultant, to terminate this Agreement. However, if prior to the date specified in such notice, Consultant shall have recovered from such illness, disability or incapacity and shall have substantially resumed the performance of his duties hereunder, Consultant shall be entitled to continue his relationship with full compensation as though such notice had not been given.

                  (b) If Consultant dies during the Initial Term or any extension thereof, this Agreement shall terminate as of the date of Consultant's death and the Consultant's estate or beneficiaries shall be entitled to receive the compensation and benefits earned and accrued, and reimbursement of expenses incurred, up to the date of death. In the event Consultant voluntarily terminates this consulting arrangement for any reason, his right to all compensation shall cease as of the date of termination of his employment, provided, however, that Consultant shall be entitled to receive all compensation and benefits earned and accrued and reimbursement of expenses incurred up to such date of termination.

         6. Nothing in this Agreement shall be considered to create the relationship of employer and employee between the parties hereto. Consultant shall be deemed at all times to be an independent contractor and shall not be entitled to any rights, compensation or benefits not expressly set forth herein. Consultant expressly understands and agrees that he will be solely responsible for the payment of any federal, state, local or other taxes (income or other) that may arise out of the this Agreement, the Base Fee, the Grant, the Common Stock, or any bonus.

         7. Consultant acknowledges that in the course of performing the Consulting Services for BGL, Consultant will be exposed to confidential, proprietary and trade secret information of BGL and its subsidiaries and affiliates, including but not limited to information relating to their businesses, activities, trade secrets, investments and investment portfolio and plans or contemplated actions. All such information is hereinafter collectively referred to as "Confidential Information." Consultant shall treat all such Confidential Information (other than such information as is previously known to Consultant, or is publicly disclosed by BGL either prior or subsequent to Consultant's receipt of such information, or is rightfully received by Consultant from a third party) as confidential, not use such Confidential Information other than for the benefit of BGL, its subsidiaries or affiliates during the course of performing Consulting Services and take all reasonable precautions against disclosure of such Confidential Information to third parties during and after the Initial Term or any extension thereof. At expiration or termination of this Agreement, Consultant will promptly return to BGL all copies of any and all documents, agreements, reports or writings reflecting information received or prepared by Consultant for or in connection with the Consulting Services. Consultant acknowledges that disclosure of any Confidential Information by him will give rise to irreparable injury to BGL or the owner of such information, inadequately compensable in damages. Accordingly, BGL or such other party may seek and obtain injunctive relief, specific performance or other equitable remedies for any breach or threatened breach of the foregoing undertakings, in addition to any


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other rights or remedies which may be available. Consultant hereby acknowledges that he is aware that applicable securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, and agrees to comply with such laws.

         8. For three years from and after the termination of this Agreement, Consultant shall not and shall not permit any of his employees, partners, agents, affiliates, consultants, successors, transferees or assigns, directly or indirectly, in the United States of America, to own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business (whether in corporate, proprietorship or partnership form or otherwise) which competes with the business of BGL and/or BGL's subsidiaries and affiliates. For a period beginning on the date of this Agreement and ending one year after the termination of this Agreement, Consultant shall not and shall not permit any of his employees, partners, agents, affiliates, consultants, successors, transferees or assigns, to solicit for employment, discuss possible employment with or hire any person who at any time since January 1, 1994 was an officer or employee of BGL and/or BGL's subsidiaries and affiliates without BGL's prior written consent, except for clerical employees. Consultant acknowledges that the restrictions contained in this Paragraph 8 are reasonable and necessary to protect the legitimate interests of BGL, and that any actual or attempted breach or violation of this Paragraph 8 by him will give rise to irreparable injury to BGL, and its subsidiaries and affiliates, inadequately compensable in damages. Accordingly, BGL and its subsidiaries and affiliates may seek and obtain injunctive relief, specific performance or other equitable remedies for the breach or threatened breach of the foregoing undertakings, in addition to any other rights or remedies which may be available.

         9. Consultant shall conduct himself at all times during the Initial Term or any extension thereof for the benefit of BGL and shall not knowingly take any action inconsistent with BGL's best interests.

         10. Consultant represents and warrants that Consultant is under no obligation or restriction, nor will Consultant assume any such obligation or restriction, which would in any way interfere or be inconsistent with the Consulting Services.

         11. (a) To the extent permitted by applicable law, BGL shall indemnify and hold harmless Consultant from and against all demands, claims, actions, losses, damages, judgments, settlements, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and expenses (collectively, "Damages") asserted against, imposed upon or incurred by Consultant resulting from or relating to any third party litigation or claim arising out of Consultant's performance of his obligations under this Agreement, whether or not any such Damage shall or may arise by virtue of anything done or omitted to be done by the Consultant in his capacity as Consultant and while performing Consulting Services; provided, however, that Consultant acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of BGL, and, with respect to any criminal actions or proceeding, had no reasonable cause to believe his conduct was unlawful. Consultant shall indemnify and hold harmless BGL and any subsidiary or affiliate thereof and all directors, officers, employees, agents and consultants of each of the foregoing from and against all Damages asserted against, imposed upon or incurred by them which shall or may arise by virtue of anything done or

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omitted to be done by Consultant outside the scope of, or in breach of the terms of, this Agreement.

                  (b) Any person entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the person required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided, further, that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is prejudiced solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation.

                  (c) The indemnification and reimbursement to Consultant required by this Paragraph 11 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred; provided that Consultant undertakes in a writing reasonably satisfactory to BGL to repay any amounts so paid if it shall ultimately be determined that he is not entitled to be indemnified by BGL as authorized in this Paragraph 11.

         12. The rights and obligations of Paragraph 7 through 11, inclusive, shall survive the termination or expiration of this Agreement.

         13. (a) All notices and communications permitted or required to be given hereunder shall be in writing, and shall be duly given if delivered to the other party personally, or sent to the other party by registered or certified mail (return receipt requested), addressed to the other party at the address first set forth above, or to such other address as any party may designate by a similar notice. Any notice or communication deposited in the U.S. mail shall be deemed to have been given as of the third day after the date so mailed.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the executors, administrators and legal representatives of Consultant and the successors and assigns of BGL. This Agreement shall not confer any rights on any other persons not expressly set forth herein. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party, and any such purported assignment or delegation without such consent shall be null and void.

                  (c) In the event that any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

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                  (d) This Agreement constitutes the entire agreement and
understanding of the parties relating to the subject matter hereof, and may not be modified or amended except by a writing signed by the party sought to be charged therewith. No waiver of any breach of this Agreement shall be binding unless made by writing signed by the party making the waiver, and no waiver of any breach of this Agreement by either party hereto shall be deemed a waiver by such party of any prior or subsequent breach of this Agreement, whether known or unknown.

                  (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to the choice of law doctrine of such state.

         IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                          BROOKE GROUP LTD.

                                          By: /s/ Gerald E. Sauter
                                              -------------------------------
                                                Name:  Gerald E. Sauter
                                                Title:    Vice President

                                          HOWARD M. LORBER

                                          /s/ Howard M. Lorber
                                          ___________________________________




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